November 2, 2006

Media Contact: Cynthia Messina, Las Vegas, NV (702) 876-7132

Shareholder Contact: Ken Kenny, Las Vegas, NV (702) 876-7237

SWX-NYSE

For Immediate Release

SOUTHWEST GAS CORPORATION
REPORTS THIRD QUARTER RESULTS

Las Vegas - Southwest Gas Corporation recorded a net loss of $0.26 per share for the third quarter of 2006, a $0.17 improvement from the loss of $0.43 per share recorded during the third quarter of 2005. Net loss for the third quarter of 2006 was $10.7 million, compared to a loss of $16.4 million in the prior period. Due to the seasonal nature of the business, net losses during the second and third quarters are normal and not generally indicative of earnings for a complete twelve-month period.

According to Jeffrey W. Shaw, Chief Executive Officer, "The improvement in operating results over the same period a year ago is due largely to higher operating margin associated with the new rates in place in Arizona, coupled with continued customer growth. And while the pace of growth has slowed somewhat recently, we remain well above industry averages. Additionally, operating expenses are moderating as we use technology to curb labor cost increases and maintain effective customer-to-employee ratios.” Shaw went on to say, “We are quite pleased with our results for the second and third quarters of 2006. We now look optimistically to the winter heating season in hopes of a continued trend of improved operating results.”

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For the twelve months ended September 30, 2006, consolidated net income was $67.4 million, or $1.69 per basic share, compared to $54 million, or $1.44 per basic share, during the twelve-month period ended September 30, 2005. Results for the current twelve-month period include a $10 million, or $0.16 per share, nonrecurring charge recorded in the fourth quarter of 2005 related to an injuries and damages incident, partially offset by approximately $0.07 per share related to a favorable nonrecurring property tax settlement reached in the second quarter of 2006.

Natural Gas Operations Segment Results

Third Quarter

Operating margin, defined as operating revenues less the cost of gas sold, increased approximately $14 million, or 13 percent, in the third quarter of 2006 compared to the third quarter of 2005. During the last twelve months, the Company added 75,000 customers, an increase of over four percent. New customers contributed an incremental $4 million in operating margin during the quarter. Rate relief added approximately $10 million ($9 million in Arizona) in operating margin compared to the prior year.

Operating expenses for the quarter increased $3.9 million, or three percent, compared to the third quarter of 2005 primarily due to general cost increases and incremental operating costs associated with serving additional customers. Net financing costs increased $485,000, or two percent, between periods primarily due to an increase in average debt outstanding and higher rates on variable-rate debt.

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Twelve Months to Date

Operating margin increased $36 million between periods. Customer growth contributed an incremental $26 million and rate relief in Arizona and California added $24 million. Differences in heating demand caused primarily by weather variations between periods resulted in a $14 million operating margin decrease as warmer-than-normal temperatures were experienced during both periods.

Operating expenses increased $23.3 million, or five percent, between periods reflecting the previously noted $10 million nonrecurring injuries and damages charge, along with general increases in labor and maintenance costs, and incremental operating costs associated with serving additional customers. These costs were partially offset by the property tax settlement and lower property tax rates in Arizona.

Other income improved $6 million primarily due to higher returns on long-term investments, increased interest income on higher deferred purchased gas cost balances, and interest income related to the property tax settlement. Net financing costs rose $4.1 million, or five percent, between periods primarily due to an increase in average debt outstanding and higher rates on variable-rate debt.

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Southwest Gas Corporation provides natural gas service to 1,752,000 customers in Arizona, Nevada, and California. Its service territories are centered in the fastest-growing region of the country.

This press release may contain statements which constitute "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 (Reform Act). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the impact of weather variations on customer usage, customer growth rates, changes in natural gas prices, the ability to recover costs through the PGA mechanism, the effects of regulation/deregulation, the timing and amount of rate relief, changes in rate design, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, changes in construction expenditures and financing, changes in operations and maintenance expenses, future liability claims, changes in pipeline capacity for the transportation of gas and related costs, acquisitions and management’s plans related thereto, competition, and the ability to raise capital in external financings. In addition, the Company can provide no assurance that its discussions regarding certain trends relating to its financing, operations, and maintenance expenses will continue in future periods.

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SOUTHWEST GAS CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

QUARTER ENDED SEPTEMBER 30,	2006	2005

Consolidated Operating Revenues	$351,800	$313,278

Net Loss	$10,736	$16,444

Average Number of Common Shares Outstanding	40,982	38,528

Loss Per Share	$0.26	$0.43

NINE MONTHS ENDED SEPTEMBER 30,	2006	2005

Consolidated Operating Revenues	$1,459,643	$1,217,288

Net Income	$37,153	$13,568

Average Number of Common Shares Outstanding	40,221	37,780

Basic Earnings Per Share	$0.92	$0.36

Diluted Earnings Per Share	$0.91	$0.36

TWELVE MONTHS ENDED SEPTEMBER 30,	2006	2005

Consolidated Operating Revenues	$1,956,638	$1,677,784

Net Income	$67,408	$54,014

Average Number of Common Shares Outstanding	39,957	37,392

Basic Earnings Per Share	$1.69	$1.44

Diluted Earnings Per Share	$1.67	$1.43

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SOUTHWEST GAS CORPORATION
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share amounts)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,		TWELVE MONTHS ENDED SEPTEMBER 30,
	2006	2005	2006	2005	2006	2005
Results of Consolidated Operations
Contribution to net income (loss) - gas operations	$(13,780)	$(20,023)	$28,306	$7,001	$54,975	$44,363
Contribution to net income - construction services	3,044	3,579	8,847	6,567	12,433	9,651

Net income (loss)	$(10,736)	$(16,444)	$37,153	$13,568	$67,408	$54,014

Earnings (loss) per share - gas operations	$(0.34)	$(0.52)	$0.70	$0.19	$1.38	$1.18
Earnings per share - construction services	0.08	0.09	0.22	0.17	0.31	0.26

Basic earnings (loss) per share	$(0.26)	$(0.43)	$0.92	$0.36	$1.69	$1.44

Diluted earnings (loss) per share	$(0.26)	$(0.43)	$0.91	$0.36	$1.67	$1.43

Average outstanding common shares	40,982	38,528	40,221	37,780	39,957	37,392
Average shares outstanding (assuming dilution)	--	--	40,610	38,101	40,343	37,722

Results of Natural Gas Operations
Gas operating revenues	$273,041	$239,318	$1,235,351	$1,032,349	$1,658,259	$1,427,402
Net cost of gas sold	148,527	128,745	760,847	599,697	989,281	794,773

Operating margin	124,514	110,573	474,504	432,652	668,978	632,629
Operations and maintenance expense	79,446	77,445	234,716	226,678	322,475	302,521
Depreciation and amortization	36,896	34,611	109,012	103,068	143,925	136,187
Taxes other than income taxes	9,515	9,888	25,752	30,277	34,515	38,920

Operating income (loss)	(1,343)	(11,371)	105,024	72,629	168,063	155,001
Other income (expense)	1,686	767	6,567	2,853	8,801	2,837
Net interest deductions	20,808	20,323	64,015	60,244	85,366	81,259
Net interest deductions on subordinated debentures	1,931	1,931	5,793	5,792	7,724	7,725

Income (loss) before income taxes	(22,396)	(32,858)	41,783	9,446	83,774	68,854
Income tax expense (benefit)	(8,616)	(12,835)	13,477	2,445	28,799	24,491

Contribution to net income (loss) - gas operations	$(13,780)	$(20,023)	$28,306	$7,001	$54,975	$44,363

SOUTHWEST GAS CORPORATION
SELECTED STATISTICAL DATA
SEPTEMBER 30, 2006

FINANCIAL STATISTICS
Market value to book value per share at quarter end	168%
Twelve months to date return on equity -- total company	8.5%
-- gas segment	7.3%
Common stock dividend yield at quarter end	2.5%

GAS OPERATIONS SEGMENT

Rate Jurisdiction	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity
Arizona	$922,721	8.40%	9.50%
Southern Nevada	574,285	7.45	10.50
Northern Nevada	110,309	8.56	10.50
Southern California	102,703	8.74	10.38
Northern California	45,487	8.74	10.38
Paiute Pipeline Company (1)	82,853	9.44	11.80

  (1) Estimated amounts based on rate case settlements.

SYSTEM THROUGHPUT BY CUSTOMER CLASS

	NINE MONTHS ENDED SEPTEMBER 30,		TWELVE MONTHS ENDED SEPTEMBER 30,
(In dekatherms)	2006	2005	2006	2005
Residential	50,622,071	49,144,115	66,524,478	67,407,463
Small commercial	23,002,870	22,266,954	30,743,143	30,426,489
Large commercial	9,494,716	8,506,670	12,171,919	11,213,737
Industrial / Other	11,223,458	12,131,816	14,745,872	16,353,624
Transportation	87,164,947	95,889,546	118,671,745	129,922,926

Total system throughput	181,508,062	187,939,101	242,857,157	255,324,239

HEATING DEGREE DAY COMPARISON

Actual	1,318	1,306	1,762	1,948
Ten-year average	1,409	1,406	1,974	1,966

Heating degree days for prior periods have been recalculated using the current period customer mix.